UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2016

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-02217 (Commission File Number)	58-0628465 (IRS Employer Identification No.)

One Coca-Cola Plaza Atlanta, Georgia (Address of principal executive offices)	30313 (Zip Code)

Registrant’s telephone number, including area code: (404) 676-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2016, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of The Coca-Cola Company (the “Company”) amended and restated The Coca-Cola Company Performance Incentive Plan (the “Performance Incentive Plan”) and The Coca-Cola Company 2014 Equity Plan (the “Equity Plan” and together with the Performance Incentive Plan, the “Plans”).

The Performance Incentive Plan was amended to (i) update the list of performance criteria available for future grants of performance-based awards by removing from the list performance criteria that is no longer intended to be used, (ii) decrease the maximum award limit for any performance period from $12 million to $10 million, and (iii) amend the plan, including certain definitions, to use consistent language across compensation plans and to update and clarify when an eligible employee may receive a pro rata annual incentive award.

The Equity Plan was amended to update the definition of affiliate to include entities which are at least 20% owned by the Company as affiliates and to provide flexibility for the Compensation Committee to designate additional affiliates based on relationships with the Company or its subsidiaries. In addition, the Compensation Committee adopted updated form award agreements for performance share units, stock options and restricted stock units (the “Award Agreements”), which will be used to evidence grants of awards to eligible employees, including executive officers, under the Equity Plan. The Award Agreements were adopted to update certain country-specific provisions.

The amendments to the Plans did not impact the requirements for employees to be eligible to receive awards under the Plans. The amendments to the Plans and adoption of the Award Agreements were approved by the Compensation Committee pursuant to the authority granted to the Compensation Committee under the terms of each of the respective Plans. The nature of these amendments did not require shareowner approval under the terms of the Plans, applicable law or the rules of the New York Stock Exchange.

The foregoing descriptions of the amendment to these Plans and the Award Agreements are qualified in their entirety by reference to the Plans and Award Agreements, respectively, copies of which are attached hereto as Exhibits 10.1 through 10.6 and incorporated herein by reference.

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Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

10.1	The Coca-Cola Company Performance Incentive Plan, as amended and restated as of February 17, 2016.
10.2	The Coca-Cola Company 2014 Equity Plan, as amended and restated as of February 17, 2016.
10.3	Form of Performance Share Agreement for grants under the 2014 Equity Plan, as adopted February 17, 2016
10.4	Form of Performance Share Agreement - Alternate for grants under the 2014 Equity Plan, as adopted February 17, 2016
10.5	Form of Stock Option Agreement for grants under the 2014 Equity Plan, as adopted February 17, 2016

10.6	Form of Restricted Stock Unit Agreement for grants under the 2014 Equity Plan, as adopted February 17, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COCA-COLA COMPANY (REGISTRANT)

Date: February 17, 2016	By:	/s/ Bernhard Goepelt
Bernhard Goepelt
Senior Vice President, General Counsel and Chief Legal Counsel

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